UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 2, 2008

AUDIBLE, INC
(Exact name of registrant as specified in its charter)

Delaware	000-26529	22-3407945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Washington Park, Newark, NJ	07102
(Address of Principal Executive Offices)	(Zip Code)

(973) 820-0400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of Chief Operating Officer

On January 8, 2008 Audible, Inc. (the “Company”) announced that Glenn Rogers, the Chief Operating Officer of the Company, will leave the Company to return to his consulting practice. Mr. Rogers joined the Company in 2005 from his consulting practice, which focuses on helping organizations deliver results by implementing collaborative management systems and teams. Before becoming a consultant, Mr. Rogers was a senior executive at PSEG. Mr. Rogers resigned from his employment with the Company effective as of January 4, 2008 (the “Effective Date”).

The Company reported that it does not intend to replace Mr. Rogers in the Chief Operating Officer role.

Separation Agreement

On January 2, 2008 the Company and Mr. Rogers entered into a Separation Agreement (the “Separation Agreement”). Under the Separation Agreement, the Company and Mr. Rogers agreed to mutually release each other from all liability of whatever kind and nature arising out of, or related to Mr. Rogers’ employment with the Company or the termination of his employment, subject to certain specified exemptions.

Pursuant to the Separation Agreement, Mr. Rogers agreed to not take any actions that are adverse or harmful to the Company or to initiate any lawsuits against the Company or its affiliates. Mr. Rogers also agreed to cooperate with the Company in connection with the transition of his duties and in connection with the defense of claims against or the prosecution of claims by the Company. Also pursuant to the Separation Agreement, as of the Effective Date, the grant agreements with respect to Mr. Rogers’ unvested restricted stock units were amended as set forth below.  The Company will also pay Mr. Rogers a bonus payment in the amount of $125,000.00 on or before March 15, 2008. Further, the Company will pay Mr. Rogers an additional aggregate amount of $125,000.00 in severance to be paid in thirteen equal amounts over a six-month period according to the Company’s regular bi-weekly pay schedule, which was an agreed upon contractual payment pursuant to Mr. Rogers’ employment agreement with the Company. All of the above payments are conditioned upon Mr. Rogers’ continued cooperation and compliance with the terms of the Separation Agreement and the terms of Mr. Rogers’ non-disclosure, developments and non-compete agreement entered into with the Company.

Amendments to Grant Agreements

As of the Effective Date, the Company amended grant agreements with Mr. Rogers with respect to 72,024 shares of outstanding, unvested restricted stock units (the “Units”) granted under the Audible, Inc. 1999 Stock Incentive Plan, as amended. Pursuant to the amended grant agreements, the Units became fully vested as of the Effective Date and will be settled upon June 13, 2008, subject to certain specified acceleration events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 8, 2008	Audible, Inc.

/s/ William H. Mitchell
	By:	William H. Mitchell
	Title:	Chief Financial Officer